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                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         This agreement is dated January 31, 2001 between Amro International S.A. ("Purchaser"), and NeoTherapeutics, Inc. ("Company"), whereby the parties agree as follows:

         The Purchaser shall buy and the Company agrees to sell $3,500,000 worth of shares ("Shares") of the Company's Common Stock at a price per share equal to 85% of the average of the volume-weighted average prices ("VWAPs") of the common stock on the five trading days prior to the Closing Date. However, in no event shall the Company issue shares based upon any daily VWAP below $2.00 (the "Threshold Price"). In the event that any one or more daily VWAPs within the five trading day period shall be less than the Threshold Price, then the Company shall not sell and the Purchaser shall not purchase a dollar amount of Shares equal to one-fifth of the purchase commitment for each such day that the VWAP is below such Threshold Price. By way of example only, if the VWAP is below the Threshold Price on one of five days, then the aggregate purchase price shall be $2,800,000, priced at 85% of the average of the VWAPs for the included four days. Funding of the purchase shall occur on the Closing Date. The Closing Date shall be February 5, 2001. Volume-weighted average price shall be as reported by Bloomberg, LP for each trading day of 9:30-4:00. The Shares have been registered on a Form S-3, File No. 333-53108, which registration statement has been declared effective by the Securities and Exchange Commission. The Shares, when delivered, will be free of restrictive legends and will be free of any resale restrictions. The Company shall deliver a prospectus supplement on Form 424
(b)(2) regarding the sale of the Shares prior to funding as a condition to the effectiveness of this Agreement. Prior to delivery of such prospectus supplement this Agreement shall be an indication of interest only.

         The Purchaser shall wire the purchase amount to the Company to the account set forth below.

Wire Transfer Instructions:

Chase Manhattan Bank, N.Y.C.
4 New York Plaza, 15th Floor
New York, NY 10004

Routing No: 021 000 021
FBO: Salomon Smith Barney, Inc.
     Account No.  066-198 038
FCC: NeoTherapeutics, Inc.
     Account No. 561-04051-19 103

         The Company shall cause its transfer agent to transmit the Shares electronically to the Purchaser by crediting the account set forth below through the Deposit Withdrawal Agent Commission system.




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DWAC Instructions:

     DTC #       0116
     Account #   11011764

Notices to the Company shall be delivered by fax to:

Rajesh Shrotriya
President
Fax: (949) 788-6706



Notices to the Purchaser shall be delivered by fax to:

Name:    c/o Rhino Advisors, Inc., attention:  Thomas Badian
Title:   President
Fax No.: 212 594 7181



                                               AGREED AND ACCEPTED:


                                               NeoTherapeutics, Inc.


                                               By: /s/ Rajesh Shrotriya
                                                   -----------------------------
                                                   Name: Rajesh Shrotriya
                                                   Title: President



                                               Amro International, S.A.


                                               By: /s/ H.U. Bachofen
                                                   -----------------------------
                                                   Name: H.U. Bachofen
                                                   Title: Director


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